Exhibit 10.3

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of July 31, 2009, by and among DEVELOCAP, INC., a Nevada corporation (the “Acquiror”), each of the Persons listed on Exhibit A hereto (collectively the “Shareholders” and individually a “Shareholder”), TRAI THIEN SEA TRANSPORT INVESTMENT AND DEVELOPMENT JOINT STOCK COMPANY (the “Company”) (the Acquiror, the Shareholders and the Company are hereinafter collectively referred to as the “Parties”), and SICHENZIA ROSS FRIEDMAN FERENCE LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Share Exchange Agreement referred to in the first recital.

W I T N E S S E T H:

WHEREAS, on March 31, 2009, the Parties entered into a Share Exchange Agreement (the “Share Exchange Agreement”), pursuant to which, the Acquiror agreed to issue to the Shareholders an aggregate of 23,400,000 shares of common stock of the Acquiror  in exchange for all of the issued and outstanding stock of the Company.  The closing of the Agreement was subject to the fulfillment of certain conditions, including, but not limited to the receipt of all required consents, waivers and approvals by the Acquiror and the Company; and

WHEREAS, on July 31, 2009, the Parties entered into Amendment No. 1 to the Share Exchange Agreement (the “Amendment”), pursuant to which it was agreed that, at closing,  the Acquiror shall place an aggregate of 15,903,000 shares of Acquiror’s common stock (the “Acquiror Shares”) in escrow and the Shareholders shall place 10,680,930 shares of the Company’s common stock being 51% of the total issued and outstanding shares of the Company (the “Company Shares”) in escrow pending the approval and registration of such transfers in accordance with the applicable Vietnamese laws and regulations; and

WHEREAS, the Shareholders have requested that the Escrow Agent hold the Acquiror Shares and the Company Shares in escrow upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

TERMS OF THE ESCROW

1.1

The parties hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Acquiror Shares and the Company Shares in escrow in accordance with the terms and conditions hereof.

1.2

The Acquiror shall deliver the certificates representing the Acquiror Shares to the Escrow Agent in the names of the respective Shareholders as indicated on Exhibit BB to the Share Exchange Agreement.

1.3

The Shareholders shall deliver the certificates representing the Company Shares to the Escrow Agent together with medallion guaranteed stock powers (or such transfer documents required by applicable law) such that the certificates may be placed in the name of the Acquiror upon their release from escrow in accordance with the terms hereof.

1.4

Upon receipt of evidence of the approval and registration of the acquisition by the Acquiror of up to the remaining 51%, or such fractional interests thereof as agreed from time to time by the parties,  of the issued and outstanding share capital of the Company, in accordance with all applicable Vietnamese laws and regulations, and an opinion of counsel licensed to practice law in Vietnam, regarding the approval and registration of such acquisitions in form and substance as acceptable to the Parties and the Escrow Agent, the Escrow Agent shall release the Acquiror Shares to the Shareholders and the Company Shares to the Acquiror.

1.5

Unless otherwise agreed by the parties, all Acquiror Shares and the Company Shares remaining in escrow with the Escrow Agent on December 31, 2012, shall be returned by the Escrow Agent to the Acquiror Shareholders and the Shareholders without any further action by any of the parties hereto.

1.6

So long as the Acquiror Shares and the Company Shares are held in escrow, the Shareholders shall be permitted vote the Acquiror Shares and the Company Shares.

ARTICLE II

MISCELLANEOUS

2.1

No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained.  No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2

All notices or other communications required or permitted hereunder shall be in writing, and shall be sent as set forth in the Purchase Agreement.

2.3

This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

2.4

This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto.  This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

2.5

Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine.  This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.  Unless otherwise indicated, all references to Articles are to this Escrow Agreement.

2.6

The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York.  Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.

2.7

The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, each Purchaser and the Escrow Agent.

2.8

The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties.  The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud and willful misconduct.

2.9

The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

2.10

The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.

2.11

The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.

2.12

The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers.  In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

2.13

If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

2.14

It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the escrow funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the escrow funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore

2.15

The Company, the Acquiror, the Acquiror Shareholders and the Shareholders agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Purchase Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

2.16

It is understood and agreed that the duties of the Escrow Agent hereunder are purely ministerial in nature and do not represent a conflict of interest for the Escrow Agent to act, pr continue to act, as counsel for any party to this Escrow Agreement.

2.17

The Escrow Agent shall be permitted to act as counsel for the Company in any transaction and/or dispute including any dispute between the Company and the Purchasers, whether or not the Escrow Agent is then holding the documents or escrow funds held by the Escrow Agent hereunder.

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COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ACQUIROR

DEVELOCAP, INC.

By: /s/ Lori Laney

Name: Lori Laney

Title: President

_______________________________

Witness

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE COMPANY:

TRAI THIEN SEA TRANSPORT INVESTMENT AND DEVELOPMENT JOINT STOCK COMPANY

By: /s/ Nguyen Quoc Khanh

Name: Nguyen Quoc Khanh

Title: President & CEO

Witness

COMPANY SHAREHOLDERS:

/s/ Quach Van Duc
Mr. Quach Van Duc	Witness

/s/ Le Huu Tinh
Mr. Le Huu Tinh	Witness

/s/ Nguyen Thi bach Huong
Ms. Nguyen Thi bach Huong	Witness

_______________________
Mr. Do Van Thang	Witness

_______________________
Mr. Le van Danh	Witness

COUNTERPART SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.GOOGLE.COM

ESCROW AGENT

/s/ Sichenzia Ross Friedman Ference LLP

SICHENZIA ROSS FRIEDMAN FERENCE LLP

EXHIBIT A

LIST OF SHAREHOLDERS OF THE COMPANY

No	Shareholder Name	No of Shares Owned	Percentage of the Total Issued and Outstanding Shares of the Company
1.	Nguyễn Quốc Khánh	19,600,000	93.59%
2.	Nguyễn Văn Vân	500,000	02.39%
3.	Nguyễn Thụy Thể Hà	500,000	02.39%
4.	Tôn Quang Việt	20,000	00.10%
5.	Đinh Minh Hoàng	6,000	00.03%
6.	Vũ Quốc Hảo	100,000	00.48%
7.	Phạm Xuân Nghị	20,000	00.10%
8.	Nguyễn Văn Nghiệp	100,000	00.48%
9.	Trần Văn Hiền	33,500	00.16%
10.	Nguyễn Hải Sơn	33,500	00.16%
11.	Nguyễn Văn Thông	20,000	00.10%
12.	Lê Văn Bình	10,000	00.05%
	Total Issued and Outstanding Shares	20,943,000	100.00%